EXHIBIT 31.1

                                 CERTIFICATION




I, Harold C. Simmons the Chairman of the Board and Chief Executive Officer of NL Industries, Inc., certify that:

1) I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of NL Industries, Inc.; and
2) Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.


Date: June 29, 2004

/s/ Harold C. Simmons
-----------------------------
Chairman of the Board and
Chief Executive Officer